Exhibit 10.4

BERRY PETROLEUM COMPANY

2010 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Berry Petroleum Company 2010 Equity Incentive Plan shall have the same defined meanings in this Option Agreement.

I.                                         NOTICE OF STOCK OPTION GRANT.

You have been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Name of Optionee:

Total Number of Shares Granted:

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Exercise Price per Share:	$

Grant Date:	March 2, 2011

Vesting Commencement Date:	March 2, 2012

Vesting Schedule:	Twenty-five percent of this option shall vest and become exercisable on each of the four successive anniversaries of the Grant Date.

Termination Period:

This option may be exercised for eight months after the Optionee ceases to be a Service Provider. The Administrator determines when the Optionee incurs a Termination of Service for this purpose. Upon the death or Total and Permanent Disability of the Optionee, this option may be exercised for 12 months after the Optionee ceases to be a Service Provider. In no event shall this option be exercised later than the Term/Expiration Date provided for below.

Term/Expiration Date:	March 2, 2021

II.                                     AGREEMENT.

A.                                   Grant of Option.  The Administrator hereby grants to the optionee named in the Notice of Stock Option Grant attached as Part I of this Option Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Stock

Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), subject to the terms and conditions of this Option Agreement and the Plan.  This Option is intended to be an Incentive Stock Option (“ISO”) or a Nonstatutory Stock Option (“NSO”), as provided in the Notice of Stock Option Grant.

B.                                     Exercise of Option.

1.                                       Vesting/Right to Exercise.  This Option is exercisable during its Term in accordance with the Vesting Schedule set forth in the Notice of Stock Option Grant, this Option Agreement and the applicable provisions of the Plan.  In addition, this Option becomes exercisable in full if the Company is subject to a Change in Control before the Optionee’s Termination of Service, and the Optionee is subject to an Involuntary Termination (defined below) within 12 months after the Change in Control.  This Option may also become exercisable in accordance with Section H. below.

The term “Involuntary Termination” shall mean the Optionee’s Termination of Service by reason of:  (i) the involuntary discharge of the Optionee by the Company (or the Affiliate employing him or her) for reasons other than Cause (defined below); or (ii) the voluntary resignation of the Optionee following (A) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Affiliate employing him or her), (B) a material reduction in his or her base salary or annual bonus opportunity or (C) receipt of notice that his or her principal workplace will be relocated by more than 50 miles.  The term “Cause” shall mean any of the following acts or omissions on the part of the Optionee:  any act of dishonesty, any disclosure of confidential information, negligence or misconduct, failure to perform duties to the standards required by the Company (or the Affiliate employing him or her) or neglect of his or her duties, as determined in the Administrator’s sole and absolute discretion, any illegal act, drug, alcohol or other substance abuse, or any act or omission which has an adverse effect on the Company or any Affiliate’s reputation or business operations.

Except as set forth above, this Option will in no event become exercisable for additional Shares after a Termination of Service for any reason.  The Optionee’s termination of employment shall not constitute a Termination of Service if the Optionee continues to have the status of a Service Provider under the Plan as a Director

2.                                       Method of Exercise.  This Option is exercisable by delivering to the Administrator a fully executed “Exercise Notice” or by any other method approved by the Administrator.  The Exercise Notice shall provide that the Optionee is electing to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Administrator.  The Exercise Notice shall be accompanied by payment of the full aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Administrator of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.

C.                                     Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following methods to the extent allowed by the Administrator and in strict compliance with all procedures established by the Administrator:

1.                                       cashier’s check, check or wire transfer;

2.                                       subject to any conditions or limitations established by the Administrator, other Shares which (i) in the case of Shares acquired upon the exercise of an option, have been owned by the Optionee for more than six months on the date of surrender or attestation and (ii) have a Fair Market Value on the date of surrender or attestation that doesn’t exceed the aggregate Exercise Price;

3.                                       consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator (Officers and Directors shall not be permitted to use this procedure if this procedure would violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended);

4.                                       cashless exercise; or

5.                                       any combination of the foregoing methods of payment.

D.                                    Leave of Absence.  The Optionee shall not incur a Termination of Service when the Optionee goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company (or Affiliate employing him or her) in writing and if continued crediting of service is required by the terms of the leave or by applicable law.  However, the Optionee incurs a Termination of Service when the approved leave ends, unless the Optionee immediately returns to active work.

For purposes of ISOs, no leave of absence may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company (or Affiliate employing him or her) is not so provided by statute or contract, the Optionee shall be deemed to have incurred a Termination of Service on the first day immediately following such three month period of leave for ISO purposes and this Option shall cease to be treated as an ISO and shall terminate upon the expiration of the three month period following the date the employment relationship is deemed terminated.

E.                                      Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.  The terms of this Option Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.  This Option may not be assigned, pledged or hypothecated by the Optionee whether by operation of law or otherwise, and is not subject to execution, attachment or similar process.

F.                                      Term of Option.  This Option may be exercised only within the Term set out in the Notice of Stock Option Grant above, and may be exercised during such Term only in accordance with this Option Agreement and the Plan.

G.                                     Tax Obligations.

1.                                       Withholding Taxes.  The Optionee agrees to make appropriate arrangements with the Administrator for the satisfaction of all applicable federal, state, and local income taxes, employment tax, and any other taxes that are due as a result of the Option exercise.  With the Administrator’s consent, these arrangements may include withholding Shares that otherwise would be issued to the Optionee pursuant to the exercise of this Option; provided, however, the withholding amount must be calculated using the minimum statutory withholding rates interpreted in accordance with applicable accounting requirements.  The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.                                       Notice of Disqualifying Disposition of ISO Shares.  If the Option is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the exercise of the ISO on or before the later of (i) the date two years after the Grant Date, or (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Administrator in writing of such disposition.  The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

H.                                    Change in Control.  In the event of a Change in Control prior to the Optionee’s Termination of Service, the Option will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee will fully vest in and have the right to exercise the Option.  In addition, if the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Optionee in writing or electronically that the Option will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option will terminate upon the expiration of such period.

I.                                         Restrictions on Resale.  The Optionee agrees not to sell any Shares at a time when Applicable Law, Company policies or an agreement between the Company and its underwriters prohibit a sale.  This restriction shall apply as long as the Optionee is a Service Provider and for such period of time after the Optionee’s Termination of Service as the Administrator may specify.

J.                                        Entire Agreement; Governing Law.  Except for any written agreement between the Company and Optionee that has been approved by the Company’s Board of Directors, this Option Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of Colorado.

K.                                    NO GUARANTEE OF CONTINUED SERVICE.  THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement and the Plan.  The Optionee has reviewed this Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement and the Plan.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Option Agreement and the Plan.

The Optionee further agrees that the Company may deliver by email all documents relating to the Plan or this Option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  The Optionee also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

OPTIONEE:	BERRY PETROLEUM COMPANY

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